AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made effective as of October 1, 2000, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and SHONEY'S, INC., a Tennessee corporation ("Debtor"), whose address is 1727 Elm Hill Pike, Nashville, Tennessee 37210.

                          PRELIMINARY STATEMENT:

        Debtor and FFCA FUNDING CORPORATION, a Delaware corporation ("Original Lender") executed a loan agreement dated September 6, 2000 ("Original Loan Agreement") for the long-term financing for each of the Premises. Concurrently therewith, Debtor executed a Note ("Original Note") for each Loan, and each Original Note was secured by a Mortgage executed by Debtor in favor of Original Lender encumbering each of the Premises.
Original Lender has assigned the Original Loan Agreement, the Loan Documents, the Original Notes and Mortgages to FFCA.

        Each Loan will hereafter be evidenced by an Amended and Restated Note and secured by a first priority security interest in the corresponding Premises pursuant to the corresponding Mortgage recorded under the Original Loan Agreement and a Confirmation of Mortgage and Security Agreement. FFCA has committed to refinance the Loans pursuant to the terms and conditions of this Agreement and the other Loan Documents.

        Unless otherwise expressly defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in Section 1.

                               AGREEMENT:

        In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

        1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

               "ACTION" has the meaning set forth in Section 10.A(4).

               "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.



               "AMENDED AND RESTATED NOTE" means each of, and "AMENDED AND RESTATED NOTES" means all of, the amended and restated notes executed by Debtor in connection with the execution of this Agreement with FFCA.

               "BUSINESS DAY" means any day on which national banks are not required or authorized to remain closed.

               "CAPITAL LEASE" has the meaning set forth in Section 7.B.

               "CLOSING" has the meaning set forth in Section 4.

               "CLOSING DATE" has the meaning set forth in Section 4.

               "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

               "COMMITMENT" means that certain Commitment Letter dated June 29, 2000 between FFCA and Debtor, and any amendments or supplements thereto.

               "CONFIRMATION OF MORTGAGE AND SECURITY AGREEMENT" or "CONFIRMATIONS OF MORTGAGE AND SECURITY AGREEMENT" means, as the context may require, the Confirmation of Mortgage and Security Agreement executed concurrently with this Agreement by Debtor for the benefit of Lender for each of the Mortgages corresponding to the applicable Amended and Restated Notes. A Confirmation of Mortgage and Security Agreement will be executed for each Mortgage.

               "COUNSEL" means legal counsel to Debtor licensed in the states in which (i) the Premises are located, (ii) Debtor is incorporated or formed; provided, however, that legal counsel licensed in states other than Delaware and approved by FFCA may provide opinions with respect to Delaware law, and (iii) Debtor maintains its chief executive office, as selected by Debtor and approved by FFCA.

               "DEBT" has the meaning set forth in Section 7.B.

               "DEBTOR ENTITIES" means, collectively, Debtor, Related Debtors and any Affiliate of Debtor or any Related Debtor.

               "DEFAULT RATE"  has the meaning set forth in the Notes.

               "DE MINIMIS AMOUNTS" means, (i) with respect to any presence, Release or Threatened Release of Hazardous Materials, those quantities of Hazardous Materials in any form or combination of forms, which do not constitute a violation requiring regulation or remediation under any Environmental Laws in the state in which the affected Premises is located, and (ii) with respect to the use or storage of Hazardous Materials in or upon the Premises, those quantities of Hazardous Materials customarily


                                    2

        employed in the ordinary course of, or associated with the operation of a Permitted Concept and used or stored in compliance with Environmental Laws.

               "DEPRECIATION AND AMORTIZATION" has the meaning set forth in
        Section 7.B.

               "DISCLOSURES" has the meaning set forth in Section 14.P.

               "ENVIRONMENTAL CONDITION" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Debtor's business at the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any Person on or off the Premises.

               "ENVIRONMENTAL INDEMNITY AGREEMENT" or "ENVIRONMENTAL INDEMNITY AGREEMENTS" means, as the context may require, the Environmental Indemnity Agreement dated as of September 6, 2000, executed by Debtor for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to a Premises as such Environmental Indemnity Agreements have been assigned to FFCA, as the same may be amended from time to time. An Environmental Indemnity Agreement will be executed for each Premises.

               "ENVIRONMENTAL INSURER" means American International Specialty Lines Insurance Company or such other environmental insurance company as FFCA may select.

               "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors


                                   3

        Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Premises to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials in, on, under or above the Premises.

               "ENVIRONMENTAL POLICIES" means environmental insurance policies issued by Environmental Insurer to Original Lender under the Original Loan Agreement and thereafter assigned to FFCA with respect to the Premises.

               "EQUIPMENT PAYMENT AMOUNT" has the meaning set forth in
        Section 7.B.

               "EVENT OF DEFAULT" has the meaning set forth in Section 10.

               "FCCR AMOUNT" has the meaning set forth in Section 10.A (6).

               "FFCA ENTITIES" means, collectively, FFCA, Franchise Finance and any Affiliate of FFCA or Franchise Finance.

               "FFCA PAYMENTS" has the meaning set forth in Section 7.B.

               "FIXED CHARGE COVERAGE RATIO" has the meaning set forth in
        Section 7.B.

               "FRANCHISE FINANCE" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

               "GAAP" means generally accepted accounting principles in the United States, at the time at which the information affected by these principles was prepared, consistently applied.

               "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Premises are located or any political subdivision thereof.

               "GROSS SALES" has the meaning set forth in Section 7.B.


                                    4

               "HAZARDOUS MATERIALS" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

               "INDEMNIFIED PARTIES" has the meaning set forth in Section
        12.

               "INTEREST EXPENSE" has the meaning set forth in Section 7.B.

               "LICENSE AGREEMENT" means the license agreement dated as of September 6, 2000 between Debtor and Original Lender, which License Agreement was assigned to FFCA, pursuant to which Debtor granted FFCA a license to use the trade name and trademarks of Debtor and to operate the Premises as Shoney's restaurants upon the terms and conditions set forth therein, as the same may be amended from time to time.

               "LOAN" or "LOANS" means, as the context may require, the loan for each Premises, or the loans for all of the Premises as described in the Original Loan Agreement and as refinanced in this Agreement.

               "LOAN AMOUNT" or "LOAN AMOUNTS" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

               "LOAN DOCUMENTS" means, collectively, this Agreement, the Amended and Restated Notes, the Mortgages, the Confirmations of Mortgage and Security Agreement, the Environmental Indemnity Agreements, the UCC-1 Financing Statements, the License Agreement and all other documents, instruments and agreements executed in connection with the Original Loan Agreement, all as assigned, amended and supplemented and any and all replacements or substitutions thereof, including, but not limited to, those executed concurrently with this Agreement.

               "LOAN POOL" means:


                                    5

               (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

               (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

               (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

               "LOST NOTE" has the meaning set forth in Section 7.C.

               "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) any Premises, including, without limitation, the operation of any of the Premises as a Permitted Concept and/or the value of any of the Premises or (ii) Debtor's ability to perform its obligations under this Agreement, the Notes and the other Loan Documents.

               "MODIFIED FCCR AMOUNT" has the meaning set forth in Section 10.A.(6).

               "MORTGAGE" or "MORTGAGES" means, as the context may require, the deed of trust, deed to secure debt or mortgage dated as of September 6, 2000 executed by Debtor for the benefit of Original Lender and thereafter assigned by Original Lender to FFCA with respect to a Premises or the deeds of trust, deeds to secure debt or mortgages dated September 6, 2000 executed by Debtor for the benefit of Original Lender and thereafter assigned by Original Lender to FFCA with respect to all of the Premises, as the same may be amended from time to time. The terms "Mortgage" and "Mortgages" shall also include the Confirmations of Mortgage and Security Agreement executed by Debtor concurrently with this Agreement with respect to the Premises. There will be an executed Confirmation of Mortgage and Security Agreement for each Premises.

               "NET INCOME" has the meaning set forth in Section 7.B.

               "NOTE" or "NOTES" means, as the context may require, the original promissory note dated as of September 6, 2000 executed by Debtor in favor of Original Lender which Note was subsequently assigned to FFCA, evidencing a Loan with respect to a Premises or the promissory notes dated as of September 6, 2000 executed by Debtor in favor of Original Lender which were subsequently assigned to FFCA, evidencing the Loans with respect to all of the Premises, as such Notes are amended and restated concurrently with this Agreement as evidenced by the Amended and Restated Notes, as applicable, and as such Note may be otherwise amended from time to time, as the same may be amended, restated and/or substituted from time to time, including, without limitation, as a result of the payment of the FCCR Amount or the Modified FCCR Amount pursuant to Section 10. A Note will be executed for each Premises in the Loan Amount corresponding to such Premises. All references in the Loan Documents to the Note which are applicable to the period of time from and after the execution and delivery of an


                                    6

        Amended and Restated Note, to the extent applicable, shall mean such Amended and Restated Note.

               "OPERATING LEASE EXPENSE" has the meaning set forth in
        Section 7.B.

               "OTHER AGREEMENTS" means, collectively, all agreements and instruments between, among or by (1) any of the Debtor Entities, and, or for the benefit of, (2) any of the FFCA Entities, including, without limitation, the Related Loan Documents; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

               "PARTICIPATION" means one or more grants by FFCA or any of the other FFCA Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by FFCA or any of the other FFCA Entities or any or all servicing rights with respect thereto.

               "PERMITTED CONCEPT" means a Shoney's restaurant; provided, however, up to two (2) of the Premises may be operated as another nationally or regionally recognized restaurant concept.

               "PERMITTED EXCEPTIONS" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to FFCA and approved by FFCA on September 6, 2000 in connection with the closing of the Loans, and those certain matters set forth on the ALTA surveys of the Premises obtained pursuant to Section 9.D which the Title Company has insured over and approved by FFCA, in connection with the closing of the Loans.

               "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

               "PERSONAL PROPERTY" means, to the extent applicable, all machinery, appliances, furniture, equipment, trade fixtures, and other personal property now or hereafter located on or at the Premises or, to the extent applicable, the Substitute Premises.

               "PREMISES" means, collectively, the parcel or parcels of real estate described by addresses and FFCA File Numbers on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate), and all Personal Property. As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.


                                    7

               "QUESTIONNAIRES" means the environmental questionnaires completed by Debtor with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

               "REFINANCING" has the meaning set forth in Section 2(b).

               "RELATED DEBTORS" means, collectively, Shoney's Properties Group 1, LLC, a Delaware limited liability company, Shoney's Properties Group 2, LLC, a Delaware limited liability company, Shoney's Properties Group 3, LLC, a Delaware limited liability company, Shoney's Properties Group 4, LLC, a Delaware limited liability company, Shoney's Properties Group 5, LLC, a Delaware limited liability company, and Shoney's Properties Group 6, LLC, a Delaware limited liability company.

               "RELATED LEASES" means, collectively, those certain Master Leases dated September 6, 2000 between any of the FFCA Entities and any of the Related Debtors as may be amended from time to time.

               "RELATED LOAN AGREEMENTS" means, collectively, those certain loan agreements dated as of September 6, 2000 between any of the FFCA Entities and any of the Related Debtors, as the same may be amended from time to time.

               "RELATED LOAN DOCUMENTS" means, collectively, the Related Loan Agreements, the Related Notes and all other agreements and instruments between, among or by any of the Related Debtors and, or for the benefit of, any of the FFCA Entities and executed pursuant to any of the Related Loan Agreements, as the same may be amended from time to time.

               "RELATED NOTES" means, collectively, the promissory notes dated as of September 6, 2000 executed by any of the Related Debtors and payable to any of the FFCA Entities pursuant to any of the Related Loan Agreements and any amendments, extensions or modifications thereof.

               "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, leaching or other movement of Hazardous Materials in, on, under, to or from the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Premises, except in De Minimis Amounts.

               "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any


                                    8

        inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

               "SECURITIZATION" means one or more sales, dispositions, transfers or assignments by FFCA or any of the other FFCA Entities to a special purpose corporation, trust or other entity identified by FFCA or any of the other FFCA Entities of notes evidencing obligations to repay secured or unsecured loans owned by FFCA or any of the other FFCA Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by FFCA or any of the other FFCA Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust.

               "SUBJECT PREMISES" has the meaning set forth in Section
        10.A(6).

               "SUBSTITUTE DOCUMENTS" has the meaning set forth in Section
        13.

               "SUBSTITUTE PREMISES" means one or more parcels of real estate substituted for a Premises in accordance with the requirements of Section 13, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements located thereon (whether or not affixed to such real estate), and all Personal Property. For purposes of clarity, where two or more parcels of real property comprise a Substitute Premises, such parcels shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement.

               "SUBSTITUTE PREMISES PERMITTED EXCEPTIONS" has the meaning set forth in Section 13.

               "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

               "TITLE COMPANY" means the title insurance company described in Section 4.

               "TRANSFER" means one or more sales, transfers or assignments by FFCA or any of the other FFCA Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by FFCA or any of the other FFCA Entities or any or all servicing rights with respect thereto.


                                    9

               "UCC-1 FINANCING STATEMENTS" means such UCC-1 Financing Statements as Original Lender required to be executed and delivered by Debtor with respect to the transactions contemplated by the Original Loan Agreement, which UCC-1 Financing Statements were assigned by Original Lender to FFCA pursuant to certain UCC-3 Financing Statements.

        2.     TRANSACTION.     (a)  On the terms and subject to the
conditions set forth in the Loan Documents, FFCA shall refinance the Loans. The Loans will be evidenced by the Notes and secured by the Mortgages. Debtor shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall be $8,750,000.00, allocated among the Premises as set forth on the attached Exhibit A. The Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. FFCA will provide reasonable cooperation in connection with any request by Debtor for information related to the preparation of necessary or appropriate tax records and reports for the Premises.

               (b) FFCA shall convert the interest rate under the Notes from a variable rate of interest to a fixed rate of interest (the "Refinancing"). The Notes shall be amended and restated pursuant to the Amended and Restated Notes. Simultaneously with the execution and delivery of the Amended and Restated Notes, Debtor shall also execute the Confirmations of Mortgage and Security Agreement encumbering the Premises corresponding to the Notes to evidence the continued first priority of such Mortgages. In addition, on or prior to the Refinancing, Debtor shall

                       (i) cause Counsel to deliver such opinions as FFCA may reasonably require with respect to the Amended and Restated Notes and the other documents FFCA requires Debtor to execute as a result of the Refinancing, the substance of which opinions shall be substantially the same as those in the opinions delivered at the Closing of the Original Loan Agreement, modified to the extent required to address the transactions covered by this Agreement.

                       (ii) cause Title Company to issue an endorsement to the loan policies of title insurance issued to FFCA in connection with the Closing (as defined in the Original Loan Agreement) with respect to the Mortgages corresponding to the Notes bringing current the effective date of such policies through the date of execution of this Agreement without adding any exceptions to such policies other than for then current taxes not yet due and payable, and

                       (iii) take such other actions and execute such additional documents as FFCA may reasonably require to evidence the Refinancing.

Debtor shall be solely responsible for the payment of all costs and expenses incurred by FFCA and Debtor as a result of the Refinancing, including, without limitation, Debtor's attorney's fees


                                   10

and expenses, FFCA's reasonable attorney's fees and expenses, title insurance charges, recording fees and documentary stamps charges.

        3.     INTENTIONALLY DELETED.

        4. CLOSING. (a) Each Loan shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond November 30, 2000, unless such extension shall be approved by FFCA in its sole discretion (the date on which the Closing shall occur is referred to herein as the "Closing Date").

        (b) FFCA has ordered a title insurance pro forma endorsement for each Premises from Lawyers Title Insurance Corporation ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. All costs of such transaction shall be borne by Debtor, including, without limitation, the cost of title insurance and all endorsements required by FFCA, survey charges, UCC and litigation search charges, the attorneys' fees of Debtor, reasonable attorneys' fees and expenses of FFCA, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees and site inspection fees for the Premises, if any. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policies described in
Section 9.C, shall be paid by Debtor at or prior to the Closing if not previously paid at the Closing of the Original Loan Agreement. Except for the original Loan Documents assigned to FFCA and not amended and restated hereunder, all Closing documents under this Agreement shall be dated as of October 1, 2000.

        Debtor and FFCA hereby employ Title Company to act as escrow agent in connection with the transaction described in this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from FFCA and Debtor to do so. Debtor and FFCA will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and reasonable attorneys' fees incurred in


                                   11

connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Debtor and FFCA. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

        5. REPRESENTATIONS AND WARRANTIES OF FFCA. The representations and warranties of FFCA contained in this Section are being made by FFCA as of the date of this Agreement and as of the Closing Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

               A. ORGANIZATION OF FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

               B. AUTHORITY OF FFCA. The Person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

               C. ENFORCEABILITY. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

               All representations and warranties of FFCA made in this Agreement shall survive the Closing.

        6. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the date of this Agreement and will be reaffirmed as of the Closing Date to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to


                                    12

rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

               A. INFORMATION AND FINANCIAL STATEMENTS. Debtor has delivered to FFCA copies of the following financial statements:

                       (1) Debtor's Form 10-Q for the quarters ended February 20, 2000 and May 14, 2000 as filed with the United States Securities and Exchange Commission ("SEC");

                       (2) Debtor's Form 10-K for the years ended October 26, 1997, October 25, 1998 and October 31, 1999, as filed with the SEC;

                       (3) Debtor's unaudited consolidated profit and loss statements and balance sheets for the 28 week period ended May 14, 2000; and

                       (4)    Debtor's unaudited profit and loss
               statements for each of the Premises for (i) the 52 week period ended October 25, 1998 and the 53 week period ended October 31, 1999; (ii) the 20 week periods ended March 14, 1999 and March 19, 2000; and (iii) the 28 week periods ended May 9, 1999 and May 14, 2000 (collectively, the "Financial Statements").

               The Financial Statements are true, correct and complete in all material respects as of their respective dates; and no material adverse change has occurred with respect to any such Financial Statements provided to FFCA since the date such Financial Statements were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such Financial Statements and Debtor represents that such reliance is reasonable. All such Financial Statements listed in paragraph (1) and (2) above, were prepared in accordance with GAAP and all such Financial Statements accurately reflect, as of their respective dates, the financial condition of each entity to which they pertain.

               B. ORGANIZATION AND AUTHORITY. (1) Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified as a foreign corporation, to do business in any jurisdiction where any of the Premises are located. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.

               (2) The Person(s) who have executed this Agreement on behalf of Debtor are duly authorized so to do.

               C. ENFORCEABILITY OF DOCUMENTS. Upon execution by Debtor, this Agreement, the other Loan Documents and the License Agreement shall constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their


                                  13

        respective terms, subject to general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

               D. LITIGATION. There are no suits, actions, proceedings or investigations pending or to the best of Debtor's knowledge threatened against or involving Debtor or the Premises before any arbitrator or, Governmental Authority which might reasonably be expected to result in any Material Adverse Effect.

               E. ABSENCE OF BREACHES OR DEFAULTS. No default on the part of Debtor exists under any document, instrument or agreement to which Debtor is a party or by which Debtor or the Premises is subject or bound, which could reasonably be expected to result in any Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement, the other Loan Documents and the License Agreement will not result, in any breach or default under any other document, instrument or agreement to which Debtor is a party or by which Debtor or any of the Premises is subject or bound. The authorization, execution, delivery and performance of this Agreement, the other Loan Documents, and the License Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order which could reasonably be expected to result in any Material Adverse Effect.

               F. UTILITIES. The Premises are served by public utilities deemed adequate by Debtor to permit full utilization of the Premises as a Permitted Concept and all utility connection fees and use charges that are due and payable have been paid in full.

               G.      INTENDED USE AND ZONING; COMPLIANCE WITH LAWS.
        Debtor intends to use each of the Premises solely for the operation of a Permitted Concept, in accordance with the standards of operations in effect on a system - wide basis for such Permitted Concept, and related ingress, egress and parking, and for no other purposes. Each of the Premises is in compliance with all applicable zoning requirements and the use of each of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements, except for such non-compliance as would not reasonably be expected to result in any Material Adverse Effect. The Premises comply with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Debtor, except for such non-compliance as would not reasonably be expected to result in any Material Adverse Effect.

               H. AREA DEVELOPMENT; WETLANDS. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Debtor's


                                   14

        knowledge, are contemplated as of the Closing. Debtor has not received written notice that the areas where the Premises are located have been declared blighted by any Governmental Authority or that the real property bordering any of the Premises are designated by any Governmental Authority as wetlands.

               I. LICENSES AND PERMITS; ACCESS. All required licenses and permits, both governmental and private, to use and operate each of the Premises as a Permitted Concept have been obtained, except for such licenses or permits, the absence of which would not be reasonably expected to have any Material Adverse Effect. Each of the Premises has access, either directly or by a perpetual easement, to public roads and ways, and, to the best of Debtor's knowledge, all such public roads and ways have been completed and dedicated to public use.

               J. CONDITION OF PREMISES AND PERSONAL PROPERTY. The Premises, and the Personal Property are of good workmanship and materials, fully equipped and operational, in good condition and repair and, to the best of Debtor's knowledge, free from structural defects.

               K. ENVIRONMENTAL. Except as set forth in the Questionnaires, other than in De Minimis Amounts or in compliance with all applicable Environmental Laws, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on any of the Premises by Debtor or its Affiliates or, to the best of Debtor's knowledge, by any prior owner of any of the Premises which might reasonably be expected to result in any Material Adverse Effect. Except as set forth in the Questionnaires, other than in De Minimis Amounts, no Release or Threatened Release has occurred at or on any of the Premises while in the possession and control of the Debtor and its Affiliates or, to the best of Debtor's knowledge, while in the possession and control of any prior owner of any of the Premises which might reasonably be expected to result in any Material Adverse Effect. Except as set forth in the Questionnaires, the activities, operations and business undertaken on, at or about each of the Premises by Debtor and its Affiliates, including, without limitation, any past or ongoing alterations or improvements at each of the Premises, are and have been at all times in compliance with all Environmental Laws, except such non-compliance which would not reasonably be expected to result in any Material Adverse Effect. Except as set forth in the Questionnaires, no further action is required to remedy any Environmental Condition or violation of, or to be in compliance in all material respects with, any Environmental Laws and no lien has been imposed on any of the Properties by any Governmental Authority in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off any of the Premises. There is no pending or, to the best of Debtor's knowledge, threatened litigation or proceeding before any Governmental Authority in which any Person alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at any of the Premises of any Hazardous Materials, or of any facts which would give rise to any such


                                   15

        action, nor has Debtor (a) received any notice (and Debtor has no actual knowledge) that any Governmental Authority or any employee or agent thereof has determined, threatens to determine or intends to require an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with any of the Premises or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials on or at any of the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on any of the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with any of the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to any of the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

               Original Lender charged Debtor a fee for the Environmental Policies. Debtor acknowledges that the Environmental Policies are for the sole protection of FFCA and will not protect Debtor or provide Debtor with any coverage thereunder.

               The information and disclosures in the Questionnaires are true, correct and complete in all material respects, FFCA may rely on such information and disclosures, and the Persons executing the Questionnaires were duly authorized to do so.

               L. TITLE TO PREMISES AND PERSONAL PROPERTY; FIRST PRIORITY LIEN. Fee title to each of the Premises is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions and the terms and conditions of any recorded instrument that creates any non-fee simple easement or estate which are part of the description of the Premises that is insured under Schedule A of the title insurance policies issued by the Title Company to FFCA and approved by FFCA in connection with the closing of the Loans. Debtor is the owner of all of the Personal Property except for the personal property described on Exhibit B to this Agreement free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever. Upon Closing, FFCA shall have a first priority lien upon and security interest in each of the Premises pursuant to the Mortgages and the UCC-1 Financing Statements (and upon filing of the UCC-3 Financing Statements) and the Personal Property.

               M. NO OTHER AGREEMENTS AND OPTIONS. Neither Debtor nor any of the Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loans or exercising any of


                                    16

        its rights or remedies under the Loan Documents or prevent or hinder Debtor from fulfilling its obligations under this Agreement or the other Loan Documents.

               N. NO MECHANICS' LIENS. There are no outstanding mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other Person in connection with labor or materials furnished to or performed on any portion of the Premises; no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will not have been fully paid for on or before the date such payment becomes delinquent; Debtor shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Closing Date; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless for, from and against any and all such mechanics' lien claims, or other commitments relating to the Premises.

               O. NO RELIANCE. Debtor acknowledges that FFCA did not prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, Debtor acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the Loan Amounts, and such analysis will not be made available to Debtor.

        All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete in all respects as of the Closing Date as if made and restated in full as of such time and shall survive the Closing.

        7. COVENANTS. Debtor covenants to FFCA from and after the Closing Date as follows:

               A. INSPECTIONS. Debtor shall, at all reasonable times and upon not less than five Business Days' prior written notice (except for emergencies or where notice is not otherwise practicable), (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of Debtor, all engineering reports relating to the Premises in the possession of Debtor, the files, correspondence and documents relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises (including, without limitation, any of the foregoing information stored in any computer files), (ii) allow such Persons to make such inspections, tests, copies, and verifications as FFCA considers necessary, and (iii) if the Fixed Charge Coverage Ratio requirement set forth in the following Section 7.B has not been maintained, pay expenses reasonably incurred by FFCA from time to time in


                                   17

        conducting such inspections, tests, copies and verifications upon demand (such amounts to bear interest at the Default Rate until paid if not paid upon demand).

               B.      FIXED CHARGE COVERAGE RATIO. Until such time as all
        of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Debtor shall maintain an aggregate Fixed Charge Coverage Ratio with respect to all of the Premises then owned by the Debtor of at least 1.25:1, as determined on the last day of each fiscal year of Debtor, the first such fiscal year commencing on October 29, 2000, and ending on October 28, 2001, and, thereafter, each fiscal year commencing on the day after the last Sunday in October of each year and ending on the last Sunday in
        October of the following year.   For purposes of this Section, the
        term "Fixed Charge Coverage Ratio" shall mean with respect to the fifty-two (52) or, when applicable due to Debtor's fiscal year end, fifty-three (53) week period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense, Operating Lease Expense, and the Equipment Payment Amount less a corporate overhead allocation in an amount equal to 4.5% of Gross Sales, to (b) the sum of the FFCA Payments, Operating Lease Expense and the Equipment Payment Amount; provided, however, that, with respect to each of the Premises which are leased pursuant to Section 3.06(c) of the Mortgage, clause (a) of the ratio for such Premises during the period of time in which the applicable lease is in effect shall be equal to the sum of the rent payable to Debtor, as lessor, under the applicable lease plus the royalty payments payable to Debtor by the applicable franchisee.

        For purposes of this Section, the following terms shall be defined as set forth below:

                       "CAPITAL LEASE" shall mean any lease of any property
               (whether real, personal or mixed) by Debtor with respect to one or more of the Premises which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Debtor. The term "Capital Lease" shall not include any operating lease.

                       "DEBT" shall mean as directly related to all of the
               Premises and the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services,
               (iv) obligations under leases which should be, in accordance with GAAP, accounted for as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.


                                  18

                       "DEPRECIATION AND AMORTIZATION" shall mean with
               respect to all of the Premises the depreciation and amortization accruing during any period of determination with respect to Debtor as determined in accordance with GAAP.

                       "EQUIPMENT PAYMENT AMOUNT" shall mean for any period
               of determination the sum of all amounts payable during such period of determination under all (i) leases for equipment located at one or more of the Premises and (ii) all loans secured by equipment located at one or more of the Premises.

                       "FFCA PAYMENTS" shall mean with respect to the
               period of determination, the sum of all amounts, whether as principal or interest, payable under the Notes.

                       "GROSS SALES" shall mean the sales or other income
               arising from all business conducted at all of the Premises during the period of determination, less sales tax and any amounts attributable to coupons, discounts and complimentary meals, if any.

                       "INTEREST EXPENSE" shall mean for any period of
               determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Debtor allocable to one or more of the Premises and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with GAAP.

                       "NET INCOME" shall mean with respect to the period
               of determination, the aggregate net income or net loss of Debtor allocable to all of the Premises. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, and (iii) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP, or (y) corporate overhead expense allocable to the period of determination.

                       "OPERATING LEASE EXPENSE" shall mean the sum of all
               payments and expenses incurred by Debtor under any operating leases with respect to one or more of the Premises and the business operations thereon during the period of determination, as determined in accordance with GAAP.

               C. LOST NOTE. Debtor shall, if any Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to FFCA, upon receipt of an affidavit executed by FFCA stipulating that such Lost Note has been mutilated, destroyed, lost or stolen and of an instrument executed by FFCA in a form reasonably acceptable to Debtor in which FFCA agrees to indemnify, defend and hold Debtor harmless from and against any and all Losses that Debtor may incur by virtue of the mutilation, destruction, loss or theft of


                                   19

        such Lost Note, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Debtor shall provide fifteen days' prior notice to FFCA before making any payments to third parties in connection with a Lost Note.

               D. AFFILIATE TRANSACTIONS. Unless otherwise approved by FFCA, all transactions between Debtor and any of its Affiliates shall be on terms substantially as advantageous to Debtor as those which could be obtained by Debtor in a comparable arm's length transaction with a non-Affiliate of Debtor.

        8. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Notes, the Mortgages and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

        9. CONDITIONS OF CLOSING. The obligation of FFCA to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

               A. TITLE. Fee title to each of the Premises shall be vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions and the liens created by the Mortgages and the UCC-1 Financing Statements. Debtor shall be the owner of all of the Personal Property, except the personal property described on Exhibit B to this Agreement, free and clear of all liens, encumbrances, charges and security interests. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in each of the Premises.

               B. CONDITION OF PREMISES AND PERSONAL PROPERTY. FFCA shall have inspected and approved the Premises and the Personal Property, the Premises and the Personal Property shall be in good condition and repair, free from structural defects, and of good workmanship and materials, and the Premises shall be fully equipped and operational, and with a suitable layout, physical plant, traffic pattern and location, all as determined by FFCA in its sole discretion. In this regard, FFCA acknowledges that it has inspected and approved the Premises and the Personal Property and has accepted the same and that this condition has been satisfied.

               C. EVIDENCE OF TITLE. FFCA shall have received for each of the Premises a preliminary title report and irrevocable commitment to insure title in the amount of the Loan relating to such Premises, by means of a mortgagee's, ALTA extended coverage


                                  20

        policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and marketable fee title in such Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in such Premises subject only to Permitted Exceptions, and containing such endorsements as FFCA may require. FFCA shall also have received evidence reasonably satisfactory to FFCA that Debtor is the owner of all of the Personal Property free and clear of all liens, encumbrances, charges and security interests. In this regard, FFCA acknowledges that the title policies and endorsements previously delivered to the Original Lender and subsequently issued to FFCA, together with all pro forma bring down endorsements and the Permitted Exceptions are accepted and approved by FFCA and that this condition has been satisfied.

               D. SURVEY. FFCA shall have received a current ALTA survey of each of the Premises, the form and substance of which shall be satisfactory to FFCA in its sole discretion. Debtor shall have provided FFCA with evidence satisfactory to FFCA that the location of each of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration, or if any Premises is in such a flood plain or special flood hazard area, Debtor shall provide FFCA with evidence of flood insurance maintained on such Premises in amounts and on terms and conditions satisfactory to FFCA. In this regard, FFCA acknowledges that the Surveys have been reviewed and approved by FFCA and that this condition has been satisfied.

               E. ENVIRONMENTAL. FFCA shall have received an assignment of the Environmental Policy with respect to each of the Premises.

               F. ZONING. Debtor shall have provided FFCA with evidence satisfactory to FFCA that each of the Premises is properly zoned for use as a Permitted Concept and that such use constitutes a legal, conforming use under applicable zoning requirements. In this regard, FFCA acknowledges that this condition has been satisfied.

               G. COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents or any other agreement between or among FFCA, Debtor or any of the Related Debtors pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have any Material Adverse Effect or which would materially and adversely affect FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion. All of Debtor's representations and warranties made under this Agreement shall be true and correct on and as of the


                                     21

        Closing Date as if made and restated on such date and FFCA shall have received a certificate from an officer of Debtor to that effect.

               H. PROOF OF INSURANCE. Debtor shall have delivered to FFCA certificates of insurance and, if requested by FFCA, copies of insurance policies showing that all insurance required by the Loan Documents is in full force and effect.

               I. OPINION OF COUNSEL TO DEBTOR. Debtor shall have caused Counsel to prepare and deliver opinions to FFCA in form and substance satisfactory to FFCA and its counsel.

               J.      INTENTIONALLY DELETED.

               K.      INTENTIONALLY DELETED.

               L. CLOSING DOCUMENTS. At or prior to the Closing Date, in addition to other documents that may be required to be executed and delivered by this Agreement, Debtor shall execute and deliver or cause to be executed and delivered to Title Company or FFCA or Debtor, as may be appropriate, such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the following:

                       (1)    The Amended and Restated Notes;
                       (2)    The Confirmations of Mortgage and Security
                              Agreement;
                       (3)    Proof of Insurance; and
                       (4)    Opinion of Counsel to Debtor.

        Debtor and FFCA acknowledge that (i) the following documents have been previously executed and delivered pursuant to the Original Loan Agreement and, thereafter, Original Lender assigned all of its right, title, and interest to FFCA; and (ii) all terms and provisions remain unchanged and in full force and effect:

                       (1) Evidence of satisfactory zoning as shown on the surveys for the Premises;
                       (2)    UCC-1 Financing Statements;
                       (3)    Environmental Indemnity Agreements;
                       (4)    License Agreement; and
                       (5)    Environmental Indemnity Insurance.

Upon fulfillment or waiver of all of the above conditions, FFCA shall refinance the Loans and close this transaction in accordance with the terms and conditions of this Agreement.

        10. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Debtor (each, an "Event of Default"):


                                   22

               (1) If any representation or warranty of Debtor set forth in any of the Loan Documents is false in any material respect, or if Debtor renders any statement or account which is false in any material respect.

               (2) If any principal, interest or other monetary sum due under the Notes, the Mortgages or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, FFCA shall not be entitled to exercise its rights and remedies set forth below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

               (3) If Debtor fails to observe or perform any of the other covenants (except with respect to a breach of the Fixed Charge Coverage Ratio, which breach is addressed in Section 10.A (6)), conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be corrected or cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a correction or cure of such failure, then Debtor shall have a reasonable period to correct or cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from FFCA (except if Debtor is diligently pursuing such cure and such cure relates to an Environmental Condition which could not reasonably be expected to result in any Material Adverse Effect, Debtor may have up to an additional 180 days within which to complete such cure).
        If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

               (4) If Debtor becomes insolvent within the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either an involuntary petition under the Code or an involuntary Action that is not dismissed within 90 days after the initiation of such involuntary petition or Action, or is not generally paying its debts as the same become due.


                                  23

               (5) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Loan Document, any Related Loan Document, any Other Agreement or any of the Related Leases.

               (6) If there is a breach of the Fixed Charge Coverage Ratio requirement and FFCA shall have given Debtor notice thereof and Debtor shall have failed within a period of 30 days from the delivery of such notice to either (i) pay to FFCA the FCCR Amount (without premium or penalty) with respect to such of the Premises (starting with the Premises with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Fixed Charge Coverage Ratio requirement and for which the then Fixed Charge Coverage Ratio (with the definitions in Section 7.B being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other Premises) is below 1.25:1 (each, a "Subject Premises"), (ii) prepay the Note or Notes corresponding to the Subject Premises in whole but not in part (without premium or penalty), or (iii) notify FFCA of Debtor's election to substitute a Substitute Premises for each Subject Premises in accordance with the terms of Section 13 (the failure of Debtor to complete such substitution within 60 days after FFCA shall have given the notice discussed above shall be deemed to be an Event of Default without further notice or demand of any kind being required). For purposes of the preceding sentence, "FCCR Amount" means that sum of money which, when subtracted from the outstanding principal amount of the Note corresponding to a Subject Premises, and assuming the resulting principal balance is reamortized in equal monthly payments over the remaining term of such Note at the rate of interest set forth therein, will result in an adjusted aggregate Fixed Charge Coverage Ratio for all of the Premises of at least 1.25:1 based on the prior year's operations. Promptly after Debtor's payment of the FCCR Amount, Debtor and FFCA shall execute an amendment to each such Note in form and substance reasonably acceptable to FFCA reducing the principal amount payable to FFCA under such Note and reamortizing the principal amount of such Note in equal monthly payments over the then remaining term of such Note at the rate of interest set forth therein.

        B. Upon the occurrence of an Event of Default, subject to the limitations set forth in Section 10.A, FFCA may declare all or any part of the obligations of Debtor under the Notes, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the obligations secured by the Mortgages and notice of acceleration. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including, without limitation any one or more of the remedies available under the Notes, the Mortgages or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that


                                   24

FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

        11. ASSIGNMENTS. A. FFCA may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization. Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.

               B. Debtor shall not, without the prior written consent of FFCA, sell, assign, lease, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except, subsequent to the Closing, as expressly permitted by the Mortgages, provided, however, the foregoing shall not apply to (x) any transfer of stock traded publicly during such period of time that the stock of Debtor is publicly traded or (y) any other transfer of stock that does not result in a change of voting control in Debtor. A change in voting control of Debtor shall not be deemed to have occurred in a corporate reorganization in which Debtor becomes a wholly-owned subsidiary of a new holding corporation having the same shareholders as Debtor immediately before the reorganization (except for changes as a result of ordinary market transactions or the exercise of any dissenters' rights) and pursuant to which no Material Adverse Effect occurs solely as a result of the reorganization.

        12. INDEMNITY. Debtor agrees to indemnify, hold harmless and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), for, from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and court costs, arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement or any other Loan Document. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.


                                  25

        13.    SUBSTITUTION.   A.  Subject to fulfillment of the conditions
set forth in this Section 13, Debtor shall have the right to obtain a release of the lien and security interest of the Mortgage encumbering a Premises by substituting a Substitute Premises for such Premises if:

        (i) the Fixed Charge Coverage Ratio for such Premises for the preceding twelve month period (with the definitions in Section 7.B being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each of the replaced Premises on an individual basis) is less than 1:1; provided, however, that Debtor may not substitute, in the aggregate, more than two (2) of the Premises pursuant to the provisions of this subitem
        (i);

        (ii)   the terms of Section 10.A(6) permit such substitution;

        (iii) there is an Environmental Condition affecting such Premises which could reasonably be expected to have any Material Adverse Effect;

        (iv) an Event of Default has occurred under the Mortgage encumbering such Premises which arises solely from a breach of the provisions of Sections 3.04 or 3.07 thereof.

        B. Debtor's right to substitute a Substitute Premises for a Premises pursuant to the preceding Section 13.A shall be subject to the fulfillment of each of the following terms and conditions:

               (i) Debtor shall provide FFCA with notice of its intention to substitute a Substitute Premises. Any notice with respect to a proposed substitution pursuant to the preceding Section 13.A must be delivered within the applicable time period contemplated by Section 10.A(6).

               (ii) The closing of each substitution pursuant to the preceding Section 13.A shall take place within the applicable time period contemplated by Section 10.A(6). The closing of any other substitution shall take place within 60 days after delivery to FFCA of the substitution notice described in the preceding Section 13.B(i).

               (iii) Debtor must provide for the substitution of a Substitute Premises, and the proposed Substitute Premises must:

                       (1) be a Permitted Concept, in good condition and repair, ordinary wear and tear excepted;

                       (2) have for the twelve month period preceding the date of the closing of such substitution a Fixed Charge Coverage Ratio (with the definitions of Section 7.B being deemed to be modified as applicable to provide for a calculation of the Fixed Charge Coverage


                                  26

               Ratio for each of the Premises on an individual basis) at least equal to the greater of the then Fixed Charge Coverage Ratio for the Premises being replaced or the Fixed Charge Coverage Ratio for such Premises as of the Closing;

                       (3) be owned in fee simple by Debtor, free and clear of all liens, restrictions, easements and encumbrances, except such matters as are acceptable to FFCA (the "Substitute Premises Permitted Exceptions");

                       (4) have a fair market value no less than the greater of the then fair market value of the Premises to be replaced or the fair market value of such Premises to be replaced as of the Closing, all as reasonably determined by FFCA's in-house inspectors and underwriters.

               (iv) FFCA shall have inspected and approved the Substitute Premises utilizing FFCA customary site inspection and underwriting approval criteria. Debtor shall have reimbursed FFCA for all of its costs and expenses incurred with respect to such proposed substitution, including, without limitation, FFCA's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Premises. Debtor shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, including, without limitation, the cost of title insurance and endorsements, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental insurance and the attorneys' fees and expenses of counsel to Debtor and FFCA.

               (v) FFCA shall have received a preliminary title report and irrevocable commitment to insure title in the amount of the then outstanding principal balance of the Loan relating to the Premises to be replaced by means of a mortgagee's ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Premises is located) for such proposed Substitute Premises issued by Title Company showing good and marketable title in Debtor and committing to insure FFCA's first priority lien upon and security interest in the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions and containing endorsements substantially comparable to those required by FFCA at the Closing. FFCA shall also have received evidence reasonably satisfactory to FFCA that Debtor is, or will be, the owner of all of the Personal Property at the Substitute Premises (except for the personal property described on Exhibit B to this Agreement) on the Substitute Premises, in both instances free and clear of all liens, encumbrances, charges and security interests.

               (vi) FFCA shall have received a current ALTA survey of such proposed Substitute Premises, the form of which shall be comparable to those received by FFCA at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding Section 13.B(v) to be deleted, and disclosing no matters other than the Substitute Premises Permitted Exceptions.


                                  27

               (vii) FFCA shall have received an environmental insurance policy with respect to such proposed Substitute Premises, which environmental insurance policy shall be in form and substance and issued by such environmental insurance company as is acceptable to FFCA in its sole discretion.

               (viii) Debtor shall deliver, or cause to be delivered, with respect to Debtor and the Substitute Premises, opinions of Counsel in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Premises as may be reasonably required by FFCA).

               (ix) no Event of Default shall have occurred and be continuing under any of the Loan Documents (other than the Event of Default, if any, which was the basis for the substitution).

               (x) Debtor shall have executed such documents as are comparable to the documents executed and delivered at Closing, as applicable (but with such revisions as may be reasonably required by FFCA to address matters unique to the Substitute Premises) or amendments to such documents, including, without limitation, a Mortgage, UCC-1 Financing Statements and an amendment to the License Agreement to substitute the Substitute Premises therein for the Premises to be replaced (the "Substitute Documents"), to provide FFCA with a first priority lien on the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions, and all other rights, remedies and benefits with respect to the proposed Substitute Premises which FFCA holds in the Premises to be replaced, all of which documents shall be in form and substance reasonably satisfactory to FFCA.

               (xi) the representations and warranties set forth in the Substitute Documents and Section 6 of this Agreement applicable to the proposed Substitute Premises shall be true and correct in all material respects as of the date of substitution, and Debtor shall have delivered to FFCA an officer's certificate certifying to that effect.

               (xii) Debtor shall have delivered to FFCA certificates of insurance and, if requested by FFCA, certified copies or duplicate originals of the insurance policies showing that all insurance required by the Substitute Documents is in full force and effect.

Upon satisfaction of the foregoing conditions with respect to the release of a Premises:

               (a) the proposed Substitute Premises shall be deemed substituted for the Premises to be replaced;

               (b) the Loan Amount for the Substitute Premises shall be the same as for the replaced Premises;


                                  28

               (c) the Substitute Premises shall be referred to herein as a "Premises" and included within the definition of "Premises" and shall secure the same Obligations (as defined in the Mortgages) as were secured by the Premises that was replaced;

               (d) the Substitute Documents shall be dated as of the date of the substitution;

               (e) FFCA will release, or cause to be released, the lien of the Mortgage, UCC-1 Financing Statements and any other Loan Documents encumbering the replaced Premises; and

               (f) at the closing of the substitution, Debtor shall convey fee simple insurable title to the replaced Premises to a third party other than any of the Related Debtors "as-is" by special or limited warranty deed or quit claim deed subject only to those matters approved in writing by FFCA.

14.     MISCELLANEOUS PROVISIONS.

               A. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile during regular business hours of recipient or, if not, on the next Business Day, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:



                                   29

               If to Debtor:  Shoney's, Inc.
                              1727 Elm Hill Pike
                              Nashville, Tennessee 37210
                              Attention:  Richard D. Schafstall, Esq.
                              Senior Vice President and
                              General Counsel
                              Telephone:     (615) 231-2000
                              Telecopy:      (615) 231-2531

               If to FFCA:    Dennis L. Ruben, Esq.
                              Executive Vice President, General Counsel
                              and Secretary
                              FFCA Acquisition Corporation
                              17207 North Perimeter Drive
                              Scottsdale, AZ  85255
                              Telephone:     (480) 585-4500
                              Telecopy:      (480) 585-2226

               B. REAL ESTATE COMMISSION. FFCA and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

               C. WAIVER AND AMENDMENT. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

               D. CAPTIONS; SECTION REFERENCES. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof. References to a particular Section herein shall mean such Section of this Agreement unless specific reference is also made to another instrument or agreement.

               E. LIABILITY. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of


                                 30

        any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever. Subject to the "Carveouts", as hereinafter set forth, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Debtor, that (i) there shall be absolutely no personal liability on the part of the trustees, members, partners, shareholders, officers, directors, employees and agents of Debtor and its successors or assigns, to FFCA with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, and (ii) FFCA waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Debtor and its successors or assigns in the event of any breach by Debtor of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Debtor, such exculpation of liability and waiver of claims, however, shall not be applicable and shall be of no force or effect upon the occurrence of any one or more of the following specified circumstances (the "Carveouts"):

        (i) Any fraud or misrepresentation by Debtor under this Agreement, any of the other Loan Documents, or any of the Other Agreements;

        (ii) Waste of any of the Premises (which shall be defined to include damage, destruction or disrepair of the Premises caused by a willful act or grossly negligent omission of the Debtor, but to exclude ordinary wear and tear in the absence of gross negligence); and

        (iii) Misapplication of proceeds resulting from a Casualty or Taking (each as defined in the Mortgages).

               F. SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

               G. CONSTRUCTION GENERALLY. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.
        Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.


                                    31

               H. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

               I. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of a party shall mean both the fees and costs of independent outside counsel retained by a party with respect to this transaction and the fees and costs of a party's in-house counsel incurred in connection with this transaction.

               J. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

               K. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, this Agreement was delivered by FFCA and Debtor in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the non-exclusive jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Premises are located shall be deemed to apply as required. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which any of the Premises


                                    32

        are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

               L. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

               M. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

               N. SURVIVAL. Except for the conditions of Closing set forth in Section 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.

               O. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. EACH OF DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY IT AGAINST THE OTHER PARTY OR SUCH OTHER PARTY'S SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY EACH OF THE PARTIES HERETO OF ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF FFCA AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF SUCH OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY SUCH PARTY AGAINST THE OTHER PARTY OR ANY OF SUCH OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR
        IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH OF DEBTOR AND FFCA OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.


                                     33

               P.      TRANSFERS, PARTICIPATIONS AND SECURITIZATIONS. (1)
        A material inducement to FFCA's willingness to complete the transactions contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, complete a Transfer, Participation or Securitization with respect to any Note, Mortgage and/or any of the other Loan Documents or any or all servicing rights with respect thereto.

               (2) Debtor agrees to cooperate in good faith with FFCA in connection with any such Transfer, Participation and/or Securitization of any Note, Mortgage and/or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Debtor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not change any of the economic terms or provisions of the Loan Documents or have any material adverse effect upon Debtor, or the transactions contemplated by the Loan Documents.

               (3) Debtor consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises or the financial condition of Debtor to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section; provided, however, FFCA shall be responsible for the preparation of any amendments contemplated by clause (ii) of subsection (2) immediately above.

               (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents:

                       (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer;


                                   34

                       (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which has been included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been included in any other Loan Pool;

                       (c) the Loan Documents and Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Debtor Entities contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and

                       (d)    the Loan Documents and Other Agreements
               which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Debtor Entities contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool.

                       IN WITNESS WHEREOF, Debtor and FFCA have entered
               into this Agreement as of the date first above written.

                                     FFCA:
                                     FFCA ACQUISITION CORPORATION, a
                                     Delaware corporation


                                     By /s/ Dennis L. Ruben
                                       -----------------------------------
                                        Dennis L. Ruben, Esq.
                                        Executive Vice President,
                                        General Counsel and Secretary

                                     DEBTOR:
                                     SHONEY'S, INC., a Tennessee
                                     corporation

                                     By /s/ Michael P. Donahoe
                                       ----------------------------------
                                        Michael P. Donahoe
                                        Vice President



                                   35

STATE OF ARIZONA       )
                       ) SS.
COUNTY OF MARICOPA     )

        The foregoing instrument was acknowledged before me on November 1, 2000 by Dennis L. Ruben, Esq., Executive Vice President, General Counsel and Secretary of FFCA ACQUISITION CORPORATION, a Delaware corporation, on behalf of the corporation.

                                             /s/ Michelle L. Wellendorf
                                             ------------------------------
                                             Notary Public
My Commission Expires:





STATE OF Tennessee     )
                       ) SS.
COUNTY OF Davidson     )

        The foregoing instrument was acknowledged before me on November 1, 2000 by Michael P. Donahoe, Vice President of SHONEY'S, INC., a Tennessee corporation..

                                             /s/
                                             -----------------------------
                                             Notary Public
My Commission Expires:

5/26/02
-------------------------------



            EXHIBITS AND SCHEDULES OMITTED DUE TO IMMATERIALITY.